Exhibit 10.1

DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT

Date: April 1, 2016

TO:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 7, 2014 (as amended, restated amended and restated, modified, supplemented, increased or extended from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Each of Cincinnati Sub-Zero Products, LLC (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.

The Designated Borrower Requirements under Section 2.19 of the Credit Agreement shall have been met in accordance with the requirements of the Credit Agreement.

The parties hereto hereby confirm that, with effect from the date of the Designated Borrower Notice for the Designated Borrower, except as expressly set forth in the Credit Agreement, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement and other Loan Documents identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Loan Documents as a Borrower.  Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower hereby ratifies, and agrees to be bound by, all representations and warranties, covenants, and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents.

The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that the Designated Borrower shall not have any right to request any Loans for its account unless and until the date five (5) Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.19 of the Credit Agreement.

In connection with the foregoing, the Designated Borrower and the Company hereby agree as follows with the Administrative Agent, for the benefit of the Secured Parties:

1.By execution hereof, the Designated Borrower hereby irrevocably agrees to become a party to the Guaranty under the Credit Agreement with the same force and effect as if it were an original signatory to the Credit Agreement and agrees to be bound by and comply with all of the terms and provisions of the Guaranty contained in Article X of the Credit Agreement applicable to it as a party to the Guaranty.

2.By execution hereof, the Designated Borrower hereby irrevocably agrees to become a Grantor (as defined in the Security Agreement) under the Security Agreement with the same force and effect as if it were an original signatory thereto and the Designated Borrower hereby (a) creates and grants to the Administrative Agent, its successors and assigns, a security interest in all of the Designated Borrower’s right, title and interest in and to the Collateral to secure the payment and performance of the Obligations, (b) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (c) represents and warrants that the representations and warranties made by it as a Grantor under the Security Agreement are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.  In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include the Designated Borrower.

As of the date hereof, the Designated Borrower has no Subsidiaries or Material Subsidiaries other than those specifically disclosed as a Subsidiary or Material Subsidiary in Part (a) of Schedule 1 attached hereto, and all of the outstanding Equity Interests (including, as reflected on Part (a) of Schedule 1, as to percentage of issued and outstanding Equity Interests of each Subsidiary owned by the Designated Borrower) in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Designated Borrower in the amounts specified on Part (a) of Schedule 1 attached hereto free and clear of all Liens except those created under the Collateral Documents.  As of the date hereof, the Designated Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 1 attached hereto.  Set forth on Part (c) of Schedule 1 attached hereto is, as of the date hereof, the Designated Borrower’s jurisdiction of organization (and, if different, the jurisdiction of the Designated Borrower for purposes of Sections 9-301 and 9-307 of the UCC), address of its principal place of business and U.S. taxpayer identification number.

Each location as to which a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in equipment, inventory and general intangibles owned by the Designated Borrower is set forth on Schedule 2 attached hereto.

The Designated Borrower does not have any trade names other than those set forth in on Schedule 3 attached hereto.

During the twelve months preceding the date hereof, the Designated Borrower has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Designated Borrower been the subject of any merger or other corporate reorganization or otherwise acquired assets outside of the ordinary course of business, except as set forth on Schedule 4 attached hereto.

The Designated Borrower is not a party to any federal, state or local government contract that is material to its business except as set forth on Schedule 5 attached hereto.

The Designated Borrower does not maintain any deposit accounts, securities accounts or commodity accounts with any Person, in each case, except as set forth on Schedule 6 attached hereto.

The Designated Borrower is not the beneficiary of any Letters of Credit, except as set forth on Schedule 7 attached hereto.

The Designated Borrower does not have any commercial tort claims in which a suit has been filed by the Designated Borrower in excess of $500,000, except as set forth on Schedule 8 attached hereto.

The address of the Designated Borrower for purposes of all notices and other communications is the address designated for the Borrowers in Section 11.02 of the Credit Agreement or such other address as the Designated Borrower may from time to time notify the Administrative Agent in writing.

3.The Designated Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Collateral Document and the schedules and exhibits thereto.

4.The Company confirms that the Credit Agreement is, and upon the Designated Borrower becoming a party thereto, shall continue to be, in full force and effect.

5.Each of the Company and the Designated Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this Designated Borrower Request and Assumption Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  The terms of Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CINCINNATI SUB-ZERO PRODUCTS, LLC

By:	/s/ Barry G. Steele
Name:	Barry G. Steele
Title:	Treasurer

GENTHERM INCORPORATED

By:	/s/ Barry G. Steele
Name:	Barry G. Steele
Title:	Chief Financial Officer

Schedule 1

Subsidiaries; Organizational Information

Part (a)

Subsidiaries

CSZ International GmbH100%

Material Subsidiaries

None.

Part (b)

The equity investments in the Subsidiary set forth in Part (a) is incorporated herein by reference; the Designated Borrower has no other equity investments.

Part (c)

Legal Name	Entity Type	Jurisdiction	Tax ID Number	Organizational ID	Chief Executive Office Address
Cincinnati Sub-Zero Products, LLC	Limited Liability Company	USA (Ohio)	31-0259877	180249	12011 Mosteller Road, Cincinnati, OH 45241

Schedule 2

Jurisdictions

Ohio

Michigan

Schedule 3

Trade Names

CSZ

Schedule 4

Prior Legal Names

The Designated Borrower was known as Cincinnati Sub-Zero Products, Inc., an Ohio corporation, until it completed a conversion transaction to become Cincinnati Sub-Zero Products, LLC, an Ohio limited liability company, on March 29, 2016.

Schedule 5

Material Federal or State Contracts

None.

Schedule 6

Deposit Accounts

Bank Account Name

PNC Bank:

PNC – Concentration Acct

PNC – Disbursements Acct

PNC – Payroll Acct

PNC – Health TPA CDB

First Financial Bank:

CSZ Health Saving Account

Schedule 7

Letters of Credit

None.

Schedule 8

Material Commercial Tort Claims

None.